As filed with the Securities and Exchange Commission on May 28, 2010.	File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	58-1807304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
125 Highway 515 East
Blairsville, Georgia 30512
(Address of Issuer’s Principal Executive Offices)
United Community Banks, Inc. Deferred Compensation Plan
(Full Title of the Plan)
Mr. Jimmy C. Tallent
President and Chief Executive Officer
P.O. Box 398
125 Highway 515 East
Blairsville, Georgia 30512
(706) 785-2265
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mr. James W. Stevens
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered	Per Unit	Offering Price	Registration Fee
Common Stock $1.00 par value, to be issued under the Deferred Compensation Plan	200,000 (2)	$4.54 (3)	$908,000 (3)	$64.74
Deferred Compensation Obligations (1)	$5,000,000	N/A	$5,000,000	$356.50
Total				$421.24

(1)
The Deferred Compensation Obligations are unsecured obligations of United Community Banks, Inc. to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan.

(2)
In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $4.54 per share, the average of the high and low prices per share of the Common Stock on May 25, 2010, as reported by NASDAQ.

United Community Banks, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with the United Community Banks, Inc. Deferred Compensation Plan (the “Plan”) to increase the number of shares of common stock that may be issued and deferred compensation obligations under the Plan. The shares authorized under the Plan have been increased by 200,000 shares and the deferred compensation obligations have been increased by $5,000,000. The Company previously filed a registration statement on Form S-8 (File No. 333-125017) (the “Previous Registration Statement”) covering 200,000 shares of common stock and $10,000,000 in deferred compensation obligations. The Previous Registration Statement continues and remains effective as to those shares registered thereunder.
INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Previous Registration Statement, including all amendments, attachments and exhibits thereto.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included on Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)

SIGNATURES OF REGISTRANT
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on May 28, 2010.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2010.

/s/ Jimmy C. Tallent	President, Chief Executive Officer, and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief Accounting
Alan H. Kumler	Officer (Principal Accounting Officer)

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

/s/ W.C. Nelson, Jr.	Vice Chairman of the Board
W.C. Nelson, Jr.

/s/ Robert H. Blalock	Director
Robert H. Blalock

/s/ Cathy Cox	Director
Cathy Cox

/s/ Hoyt O. Holloway	Director
Hoyt O. Holloway

/s/ John D. Stephens	Director
John D. Stephens

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)